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EXHIBIT 11 - Statement re computation of per share earnings

                               DEAN FOODS COMPANY
               (In thousands, except share and per-share amounts)

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
                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                              ------------     ------------
Basic EPS computation:                                            2002             2001
                                                              ------------     ------------
  Numerator:
    Income before cumulative effect of accounting change      $     55,359     $     23,517

                                                              ------------     ------------

    Income applicable to common stock                         $     55,359     $     23,517
                                                              ============     ============

  Denominator:
    Average common shares                                       88,876,210       54,710,440
                                                              ============     ============

Basic EPS before cumulative effect of accounting change       $       0.62     $       0.43
                                                              ============     ============


Diluted EPS calculation:
  Numerator:
    Income before cumulative effect of accounting change      $     55,359     $     23,517
    Net effect on earnings from conversion of mandatorily
        redeemable convertible preferred securities                  5,331            5,331
                                                              ------------     ------------

    Income applicable to common stock                         $     60,690     $     28,848
                                                              ============     ============

  Denominator:
    Average common shares - basic                               88,876,210       54,710,440
    Stock option conversion                                      3,693,320        1,525,596
    Dilutive effect of conversion of manditorily
      redeemable convertible preferred securities               15,333,428       15,333,664
                                                              ------------     ------------

    Average common shares - diluted                            107,902,958       71,569,700
                                                              ============     ============

Diluted EPS before cumulative effect of accounting change     $       0.56     $       0.40
                                                              ============     ============
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